Exhibit 10(ai)(3)

THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Third Amendment to Purchase and Sale Agreement is dated as of this 17th date of February, 2006 between RICHARDSON ELECTRONICS, LTD., a Delaware corporation (“Seller”) and TAB Construction Company, an Illinois corporation (“Purchaser”).

R E C I T A L S

WHEREAS, Seller is the owner of fee simple title, free and clear of all liens and encumbrances except for the Permitted Exceptions, of that certain to real estate located in the City of Geneva, Kane County, Illinois, commonly known as 715 Hamilton Street, Geneva, Illinois and has executed a Purchase and Sale Agreement dated August 4, 2005 with Purchaser in the connection with the sale of the Property as defined therein to Purchaser (the “Purchase Agreement”);

WHEREAS, Seller and Purchaser have decided to amend the Purchase Agreement.

NOW THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, parties shall hereby agree as follows:

1.    PRORATIONS. Section 10 of the Agreement shall be modified as follows:

The reference to 2004 shall be replaced with 2006.

2.    FULL FORCE AND EFFECT. As otherwise set forth herein, the Purchase Agreement remains in full force and effect.

3.    COUNTERPARTS. This Amendment may be executed in counterparts, both of which when taken together shall constitute a single original.

IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date and year first written above.

SELLER:

Richardson Electronics, Ltd., a Delaware corporation

/s/ Edward J. Richardson
By:	Edward J. Richardson
Title: CEO

PURCHASER:

TAB Construction Company

/s/ Tracy A. Burnidge
By:	Tracy A. Burnidge
Title: President